UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 10, 2012

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2012, PDL BioPharma, Inc. (the Company) entered into a credit agreement (the Credit Agreement) with Merus Labs International, Inc. (Borrower), under which the Company made available to Borrower up to an aggregate of $55 million to be used by Borrower in connection with its acquisition of a commercial-stage pharmaceutical product and related assets from Novartis Pharma AG (the Seller, and such acquisition, the Asset Acquisition).  Of the $55 million in potential borrowings, an initial $35 million (the Initial Loan) was funded by the Company immediately prior to the consummation of the Asset Acquisition on July 11, 2012.

In connection with the Asset Acquisition, the Company agreed to provide on behalf of the Borrower a $20 million letter of credit, issued by Wells Fargo Bank, N.A. (the Letter of Credit), that the Seller, on July 11, 2013, may draw upon to satisfy the remaining $20 million purchase price obligation of the Borrower.  Draws by Seller, if any, on the Letter of Credit will be funded from the proceeds of an additional loan by the Company to Borrower (the Additional Loan; the Additional Loan together with the Initial Loan, the Loans).  Outstanding borrowings under the Initial Loan bear interest at the rate of 13.5% per annum and outstanding borrowings under the Additional Loan shall bear interest at the rate of 14.0% per annum.

The Borrower is required to make four periodic principal payments in respect of the Initial Loan, with repayment of the remaining principal balance of the Loans due on March 31, 2015.  The Loans are subject to mandatory prepayments upon certain asset dispositions or debt issuances upon the terms set forth in the Credit Agreement.

The obligations under the Credit Agreement, including the Loans, are secured by a pledge of substantially all of the assets of Borrower and its subsidiaries, which are the Borrower's commercial-stage products and related assets and would include any future assets acquired by the Borrower.

The Credit Agreement contains customary affirmative covenants, including with respect to the provision of annual and quarterly reports, maintenance of property and insurance compliance with laws and contractual obligations and payment of taxes.  The Credit Agreement also contains customary negative covenants, including restrictions on the incurrence of indebtedness, the granting of liens, making restricted payments and investments, entering into affiliate transactions and transferring assets.  The Borrower is also required by the terms of the Credit Agreement to comply with customary financial covenants.

The Credit Agreement also provides for a number of standard events of default, including payment, bankruptcy, covenant, judgment and cross-defaults.

The Company had no relationship with Borrower, material or otherwise, prior to entering into the Credit Agreement.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
                        Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:      /s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated:  July 13, 2012